SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2004

Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California	94-2656341
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A
(Former name or former address, if changed since last report)

Item 4. Changes in Certifying Accountant

The Audit Committee of Giga-tronics Incorporated engaged Perry-Smith LLP as its new independent auditors on July 22, 2004.

During the two most recent fiscal years and through July 22, 2004, the Company has not consulted with Perry-Smith LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation S-K and defined in the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:July 23, 2004	By:	/s/ Mark H. Cosmez II Mark H. Cosmez II VP Finance, Chief Financial Officer and Secretary

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